Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,267,133
Unrealized Gain (Loss) on Market Value of Futures	(3,699,373)
Dividend Income	4,563
Interest Income	61,067
ETF Transaction Fees	700
Total Income (Loss)	$634,090

Expenses
General Partner Management Fees	$24,511
Professional Fees	13,276
Brokerage Commissions	3,595
Non-interested Directors' Fees and Expenses	394
NYMEX License Fee	613
SEC & FINRA Registration Expense	3,945
Total Expenses	46,334
Expense Waiver	(15,696)
Net Expenses	$30,638
Net Income (Loss)	$603,452

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/18	$45,864,923
Additions (100,000 Shares)	3,595,514
Net Income (Loss)	603,452

Net Asset Value End of Month	$50,063,889
Net Asset Value Per Share (1,450,000 Shares)	$34.53

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612